Exhibit 3.26

BY-LAWS

OF

LAUREATE EDUCATION INTERNATIONAL, LTD.

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ARTICLE I

Offices

The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The Corporation also may have offices at such Places, within or without the State of Delaware, as the Board determines from time to Lime or the business of the Corporation requires.

ARTICLE II

Meetings of Shareholders

Section 1.                               Place of Meetings, etc. Except as otherwise provided in these By-Laws, all meetings of the shareholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by the Board or by the Chairman and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the principal office of the Corporation in the State of Maryland.

Section 2.                               Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may be properly brought before the meeting shall be held on the first business day in October that is not a legal holiday.

Section 3.                               Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman and shall be called by the Chairman or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 4.                               Notice of Meetings. Except as otherwise required or permitted by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each shareholder at his address as it appears on the record of shareholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at the other address. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy and shall not protest,  prior  to the conclusion of the meeting, the lack of  notice thereof, or who shall submit, either before or after the meeting, a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 5.                               Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of shareholders the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy in order to constitute a quorum for the transaction of business. ln the absence of a quorum, the shareholders present in person or by proxy and entitled to vote thereat if a quorum had been present may adjourn the meeting.

Section 6.                                Voting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the shareholders every shareholder of record having the right to vote thereat shall be entitled to one (1) vote for every share of stock standing in his name as of the record date and entitling him to so vote. A shareholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any corporate action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting by the shareholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in Section 2 of Article III of these By-Laws. Written ballots shall not be required for voting on any matter unless ordered by the Chairman or the meeting.

Section 7.                               Proxies. Every shareholder of record entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be signed by the shareholder or by his attorney-in-fact and shall orherwise conform to the laws of the State of Delaware.

Section 8.                               List of Shareholders. At least ten (10) days before every meeting of shareholders, a list of the shareholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any shareholder, during ordinary business hours, at a place within the city where the meeting to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be kept at and throughout the meeting.

Section 9.                               Inspectors. (a) The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.

(b)                     The inspectors, if any are appointed as provided above, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as arc proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 10.                      Conduct of Meetings. At each meeting of the shareholders, the Chairman or, in his absence, the President shall act as Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

Section 11.                      Consent of Shareholders in Lieu of Meeting. Any action which may be taken by vote of shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed, in person or by proxy, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not  consented in writing, but were entitled to vote on the matter.

ARTICLE III

Board of Directors

Section 1.                               Number of Board Members. The Board shall consist of not less than one (1) nor more than fifteen (15) directors. The number of directors shall initially be one (1). The number of directors may be reduced or increased (within the foregoing limits) from time to time by action of a majority of the entire Board, but no decrease shall shorten the term of an incumbent director. When used by these By-Laws, the phrase “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

Section 2.                               Election and Term. Except as otherwise provided by law or by these By-Laws, the directors shall be elected at the annual meeting of the shareholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and shall have qualified.

Section 3.                               Removal. Any director may be removed with or without a cause by vote of the shareholders or with cause by the Board.

Section 4.                               Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.                               Vacancies. Any vacancy in the Board , whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director so elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and shall have qualified.

Section 6.                               Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

Section 7.                               Annual Meeting. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of shareholders and in the same place, or (b) as soon as practicable after the annual meeting of shareholders on such date and at such time and place as the Board determines.

Section 8.                               Regular Meetings. Regular meetings of the Board shall be hold on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

Section 9.                               Special Meetings. Special meetings of the Board may be called by its Chairman and shall be called by the Chairman or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 10.                       Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting held pursuant to subdivision (b)   of Section 7 of this Article III) shall be given, at least 24 hours prior to such meeting, by the President or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be given to a director by hand or given to a director orally (whether by telephone or in person) or shall be mailed or telegraphed to each director at his residence or usual place of business. If notice of less than 72 hours is given, it shall not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if telegraphed, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting , a signed waiver of notice or who shall attend the meeting without protesting, prior to or at its commencement , the lack of notice to him. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment , as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

Section 11.                        Quorum. Except as otherwise provided by law or in these By-Laws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 12.                        Conduct of Meetings. At each meeting of the Board, the Chairman of the Board or, in his absence, a director chosen by a majority of the directors present shall act as Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.

Section 13.                     Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and other committees, each consisting of one (1) or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board may designate one (1) or more directors as alternate members of any committee. Alternative members may replace any absent or disqualified member or members at any meeting of a committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all of the powers and authority of the Board with respect to all matters.

Section 14.                        Operation of Committee. A majority of all of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

Section 15.                        Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all of the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or committee, as the case may be.

Section 16.                        Other Meetinqs. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons particiating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Officers

Section 1.                               Executive Officers, etc. The executive officers of the Corporation shall be a Chairman of the Board of directors, a President, a Vice President, a Secretary and a Treasurer. The Board also may elect or appoint any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any two (2) or more offices may be held by the same person. Any officer may devote less than all of his working time to his activities as such if the Board so approves.

Section 2.                               Duties.

(a)                 The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation. He shall preside at all meetings of the shareholders and the Board; he shall be ex officio a member of all committees established by the Board; and he shall have such other powers and duties as the Board assigns to him.

(b)                 The President. The President shall be the chief operating officer of the Corporation and shall have general management of the business and affairs of the Corporation, Subject to the control of the Board; and he shall have such other powers and duties as the Board assigns to him.

(c)                  The Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority or in any other order determined by the shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall have such other powers and duties as the Board or the President assigns to him.

(d)                 The Secretary. Except as otherwise provided in these By-Laws or as directed by the Board, the Secretary shall attend all meetings of the shareholders and the Board; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the shareholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board or the President assigns to him.

(e)                  The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; he shall perform all other duties incident to the office of Treasurer; and he shall have such other powers and duties as the Board or the President assigns to him.

Section 3.                               Election; Removal. Subject to his earlier death, resignation or removal as hereinafter provided, each officer shall hold his office until the first meeting of the Board following the next annual meeting of shareholders and until his successor shall have been duly elected or appointed and shall have qualified. Any officer may be removed with or without cause at any time by the Board.

Section 4.                               Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.                               Vacancies. If an office becomes vacant for any reason, only the Board may fill the vacancy, and each officer elected to fill a vacancy shall hold his office until the first meeting of the Board following the next annual meeting of shareholders and until his successor shall have been duly elected or appointed and shall have qualified.

ARTICLE V

Provisions Relating to Stock Certificates and Shareholders

Section 1.                               Certificates. Certificates for the Corporation’s capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the Chairman, the President or any Vice President and by the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer before the certificate shall be issued, it nevertheless may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2.                               Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 3.                               Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose upon presentation of stock certificates appropriately indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon the satisfaction of any other conditions precedent to transfer as are contained in any agreement to which the Corporation is a party.

Section 4.                               Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof , or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

ARTICLE VI

General Provisions

Section 1.                               Dividends, etc. To the extent permitted by law, the Board shall have full power und discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 2.                               Seal. The Corporation’s seal shall be in such form as is required by law and as shall be approved by the Board.

Section 3.                               Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 4.                               Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chairman or by a proxy or proxies appointed by him.

ARTICLE VII

Amendment of By-Laws

Section l.                                   Amendment. These By-Laws, as now in effect or as hereafter amended from time to time, may be amended or repealed and new or additional By-Laws adopted at any meeting of the Board of Directors, subject to the right of the shareholders to alter or repeal any By-Law made by the Board.